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Exhibit 99.1


FOR IMMEDIATE RELEASE
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STAMFORD, Connecticut - January 31, 2001 - MemberWorks Incorporated
(Nasdaq:MBRS), a leading provider of consumer and membership services through affinity marketing and online channels, announced today that a transcript of its second quarter fiscal 2001 conference call, which took place on January 30, 2001, will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission as soon as practicable, which the Company anticipates will be later today. The Company also issued a reminder today that a webcast replay of the second quarter fiscal 2001 conference call continues to be available via the Internet by accessing the Company's web site at www.memberworks.com. A telephonic replay of the conference call also continues to be available at (402) 220-0308 using the 6277 passcode. Both of these replays will be available until 5:00 p.m. EST on February 6, 2001.

As the Company announced on January 24, 2001, the conference call was scheduled to occur at 10:00 a.m. EST on January 30, 2001 and was scheduled to be simultaneously webcast to the public live through the Company's website. Unfortunately, due to technical problems, the live webcast was not accessible. Telephonic replays were available immediately following completion of the conference call and webcast replays were available beginning approximately 60 minutes after the completion of the conference call. The Company regrets any inconvenience this may have caused.



COMPANY CONTACTS:
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MEMBERWORKS INCORPORATED                             EDELMAN FINANCIAL WORLDWIDE
James B. Duffy                                       Heather Anthony/Ed Bisno
(203) 324-7635                                       (212)704-4536/(212)704-8212








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